Exhibit 10.1

SEPARATION AGREEMENT

AND GENERAL RELEASE OF ALL CLAIMS

AGREEMENT entered into as of this 2nd day of September, 2014 by and between Hologic, Inc., a Delaware corporation with its principal place of business at 35 Crosby Drive, Bedford, Massachusetts 01730 (the “Company”), and Rohan F. Hastie, an individual residing in Westford, Massachusetts (the “Executive”).

WHEREAS, the Executive currently serves Senior Vice President of the Company, and entered into a Senior Vice President Severance Agreement dated September 19, 2013 (the “Severance Agreement”); and

WHEREAS, the parties wish to establish the terms of a separation agreement and general release of all claims (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1. Termination. Effective November 28, 2014 (the “Effective Date”), Executive’s employment with the Company will terminate.

2. Separation Benefits. As a consequence of the termination of the Executive’s employment with the Company without cause on or after the Effective Date, and in accordance with the Severance Agreement and in full discharge of the Company’s obligations thereunder, the Company shall pay to the Executive or his heirs or estate, if applicable, subject to the Executive executing this Agreement within the applicable time period and not revoking it, (i) accrued and unused vacation pay, unpaid base salary and reimbursement due for reasonable and necessary business expenses through Effective Date to be paid within five (5) days after the Effective Date without regard to execution or revocation of this Agreement; (ii) base salary for fifteen (15) months in accordance with the Company’s normal payroll practices and subject to applicable tax withholding, commencing on the Company’s next regularly scheduled payroll following the Effective Date. All outstanding, unvested equity awards issued to Executive shall be cancelled and forfeited as of the Effective Date and all vested equity awards shall be exercisable in accordance with the terms of the governing award agreement and plan.

3. Non-Solicitation Agreement. The Executive agrees and covenants that the Employee Nondisclosure and Developments agreement dated May 2nd, 2006 (the “Nondisclosure Agreement”) and attached hereto as Exhibit A remains in full force and effect.

4. Executive Release. In consideration for the substantial benefits being provided to the Executive hereunder, the Executive, for himself, his agents, legal representatives, assigns, heirs, distributees, devisees, legatees, administrators, personal representatives and executors (collectively with the Executive, the “Releasing Parties”), hereby releases and discharges, to the extent permitted by law, the Company and its present and past subsidiaries and affiliates, its and their respective successors and assigns, and the present and past shareholders, officers, directors, employees, agents and representatives of each of the foregoing (collectively, the “Company Releasees”), from any and all claims, demands, actions, liabilities and other claims for relief and remuneration whatsoever, whether known or unknown, from the beginning of the world to the date the Executive signs this Agreement, but otherwise including, without limitation, any claims arising out of or relating to the Executive’s employment with and termination of employment from the Company, for wrongful discharge, for breach of contract, for discrimination or retaliation under any federal, state or local fair employment practices law, including, Title VII of the Civil Rights Act of 1964 (as amended by the Civil Rights Act of 1991), the Family and Medical Leave Act, the Americans with Disabilities Act, the Older Workers Benefit Protection Act of 1990, the Age Discrimination in Employment Act, for defamation or other torts, for wages, bonuses, incentive compensation, unvested equity, vacation pay or any other compensation or benefit, any claims under any tort or contract (express or implied) theory, and any of the claims, matters and issues which could have been asserted by the Releasing Parties against the Company Releasees in any legal, administrative or other proceeding in any jurisdiction. Notwithstanding the foregoing, nothing in this release is intended to release or waive the Executive’s right to COBRA, unemployment insurance benefits, any other vested retirement benefits or vested equity awards or the right to seek enforcement of this Agreement

5. Survival. It is understood and agreed that, with the exception of (i) obligations set forth or confirmed in this Agreement, (ii) obligations of the Executive under the Non-Competition Agreement, and (iii) any of the Executive’s rights to indemnification as provided in the Company’s certificate of incorporation and bylaws (it being acknowledged and agreed by the Executive that, as of the date of this Agreement, there are no amounts owed to the Executive pursuant to any such indemnification rights), all of which shall remain fully binding and in full effect subsequent to the execution of this Agreement, the release set forth in Section 4 is intended and shall be deemed to be a full and complete release of any and all claims that the Releasing Parties may or might have against the Company Releasees arising out of any occurrence on or before the Effective Date and this Agreement is intended to cover and does cover any and all future damages not now known to the Releasing Parties or which may later develop or be discovered, including all causes of action arising out of or in connection with any occurrence on or before the Effective Date.

6. Exceptions. This Agreement does not (i) prohibit or restrict the Executive from communicating, providing relevant information to or otherwise cooperating with the Equal Employment Opportunity Commission (the “EEOC”) or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws or responding to any inquiry from such authority, including an inquiry about the existence of this Agreement or its underlying facts, or (ii) preclude Executive from benefiting from classwide injunctive relief awarded in any fair employment practices case brought by any governmental agency, provided such relief does not result in Executive’s receipt of any monetary benefit or substantial equivalent thereof.

7. ADEA Release. This paragraph is intended to comply with the Older Workers Benefit Protection Act of 1990 (“OWBPA”) with regard to the Employee’s waiver of rights under the Age Discrimination in Employment Act of 1967 (“ADEA”). By signing and returning this Agreement, the Executive acknowledges that he:

(a) has carefully read and fully understands the terms of this Agreement;

(b) is entering into this Agreement voluntarily and knowing that he is releasing claims that he has or may have against the Company Releasees;

(c) is specifically waiving rights and claims under ADEA;

(d) The waiver of rights under ADEA does not extend to any rights or claims arising after the date this Agreement is signed by the Executive; and

(e) is expressly advised to consult with an attorney before signing this Agreement. The Employee acknowledges that he has been advised to consult with an attorney before signing this Agreement.

8. ADEA Revocation. Executive acknowledges that he has been given the opportunity to consider this Agreement for forty-five (45) days before signing it. For a period of seven (7) days from the date Executive signs this Agreement, Executive has the right to revoke this Agreement by written notice pursuant to Section 12(b). This Agreement shall not become effective or enforceable until the expiration of the revocation period. This Agreement shall become effective on the first business day following the expiration of the revocation period.

9. Other Severance Benefits. The separation pay and benefits provided for in Section 2 shall be in lieu of any other severance, separation or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice (whether written or unwritten) or agreement. Except as otherwise provided herein, the Executive’s entitlement to any other compensation or benefits shall be determined in accordance with the terms and conditions of the Company’s employee benefit plans (other than severance or termination plans, programs, practices or agreements) and other applicable programs, policies and practices then in effect.

10. Successors: Binding Agreement.

(a) This Agreement shall be binding upon and shall inure to the benefit of the Company, and its successors and assigns, and the Company shall require any successors and assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

(b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representative.

11. Tax Treatment; Tax Withholding. The Company and the Executive hereby acknowledge and agree the separation pay provided for in Section 2 shall be treated and reported by the Company and the Executive as additional compensation for services rendered and as ordinary income. The Executive also acknowledges and agrees that the Company may withhold from any compensation or other benefits to which the Executive is entitled hereunder such amounts as may be required to satisfy all federal, state and local withholding and employment tax obligations.

12. General Provisions.

(a) Non-Disparagement. Executive agrees not to make any adverse or disparaging comments (oral or written, including, without limitation, via any form of electronic media) about the Company, its affiliates, or any of their respective officers, directors, managers or employees which may tend to impugn or injure their reputation, goodwill and relationships with their past, present and future customers, employees, vendors, investors or with the business community generally. The Company agrees that its executive officers and directors shall be directed not to make any adverse or disparaging comments (oral or written, including, without limitation, via any form of electronic media) about the Executive. Nothing in this Section 12(a) is intended to prohibit, limit or prevent the Executive or the Company’s officers or directors from providing truthful testimony in a court of law, to a regulatory or law enforcement agency or pursuant to a properly issued subpoena, and such testimony will not be deemed to be a violation of this Section 12(a).

(b) Notices. Any and all notices or other communications required or permitted to be given in connection with this Agreement shall be in writing (or in the form of a facsimile or electronic transmission) addressed as provided below and shall be (i) delivered by hand, (ii) transmitted by facsimile or electronic mail with receipt confirmed, (iii) delivered by overnight courier service with confirmed receipt or (iv) mailed by first class U.S. mail, postage prepaid and registered or certified, return receipt requested:

If to the Company to:

Hologic, Inc.

35 Crosby Drive

Bedford, MA 07130

Attn: General Counsel

If to the Executive, to the Executive’s principal residence as reflected in the records of the Company.

and in any case at such other address as the addressee shall have specified by written notice. Any notice or other communication given in accordance with this Section 12 shall be deemed delivered and effective upon receipt, except those notices and other communications sent by mail, which shall be deemed delivered and effective three (3) business days following deposit with the United States Postal Service. All periods of notice shall be measured from the date of delivery thereof.

(c) Confidentiality. By employment with Company, Executive has had, or will have, contact with and gain knowledge of certain confidential and proprietary information and trade secrets, including without limitation, analyses of Company’s prospects and opportunities; programs (including advertising); direct mail and telephone lists, customer lists and potential customer lists; Company’s plans for present and future developments; marketing information including strategies, tactics, methods, customer’s market research data; financial information, including reports, records, costs, and performance data, debt arrangements, holdings, income statements, annual and/or quarterly statements and accounting records and/or tax returns; operational information, including operating procedures, products, methods, service techniques, “know-how”, tooling, plans, concepts, designs, specifications, trade secrets, processes, methods and suppliers; technical information, including computer software programs; research and development projects; product formulae, processes, inventions, designs, or discoveries, which information Company treats as confidential. Executive agrees that Executive will not communicate or disclose to any third party or use for Executive’s own account, without the written consent of Company, any of the aforementioned information or material, except as required by law, unless and until such information or material becomes generally available to the public through sources other than Executive.

(d) Return of Property. Executive will deliver to Company all property, documents, or materials in his possession or custody, of any nature belonging to Company whether in original form or copies of any kind, including any trade secrets and proprietary information upon the Effective Date.

(e) Entire Agreement; Amendment. The recitals hereto are hereby incorporated herein by this reference. This Agreement, together with the exhibits hereto, constitute the entire agreement between the parties hereto with regard to the subject matter hereof and thereof, superseding all prior understandings and agreements, whether written or oral. Any outstanding vested equity award agreements (including, without limitation, any outstanding vested option agreement, restricted stock unit agreement, market stock unit agreement or other equity instrument by and between the Company and the Executive) shall remain in full force and effect in accordance with the terms and conditions herein and therein. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any such change is sought.

(f) 409A Compliance. Notwithstanding any other provision herein to the contrary, the Company shall make the payments required hereunder in compliance with the requirements of Section 409A of the Code and any interpretative guidance issued thereunder. The Company may, in its sole and absolute discretion, delay payments hereunder or make such other modifications with respect to the timing of payments as it deems necessary to comply with Section 409A of the Code.

(g) Application of 409A Exemptions. For purposes of section 409A of the Code, each “payment” (as defined by section 409A of the Code) made under Section 2 this Agreement shall be considered a “separate payment.” In addition, for purposes of Section 409A of the Code, each such payment shall be deemed exempt from section 409A of the Code to the fullest extent possible under the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4), as well as any other applicable exemptions.

(h) Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement;

and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

(i) Effect of Headings. The titles of section headings herein contained have been provided solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

(j) Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

(k) Governing Law/Jurisdiction. This Agreement shall be binding upon the Executive and shall inure to the benefit of the Company and its successors and interest and assigns, and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts without regard to conflicts of laws. The parties hereto intend and hereby confer jurisdiction to enforce the covenants contained herein upon the state and federal courts sitting in the Commonwealth of Massachusetts. In the event that such courts shall hold any such covenant wholly unenforceable by reason of the breadth of scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s right to relief in the courts of any other states within the geographical scope of such other covenants having appropriate personal and subject matter jurisdiction over the parties, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

(l) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a binding contract as of the date first above written.

HOLOGIC, INC.

By:	/s/ Mark J. Casey
Name: Mark J. Casey
Title: Senior Vice President, Chief Administrative Officer, General Counsel & Secretary

EXECUTIVE

/s/ Rohan F. Hastie
Rohan F. Hastie

SIGNATURE PAGE TO HOLOGIC, INC.

SEPARATION AGREEMENT

EXHIBIT A

Hologic, Inc.

Employee Intellectual Rights Agreement

and Non-Competition Agreement

IF YOU DO NOT WISH TO USE THE 45-DAY PERIOD,

PLEASE CAREFULLY REVIEW AND SIGN THIS DOCUMENT

I, Rohan F. Hastie, acknowledge that I was informed and understand that I have 45 days within which to consider the attached Separation Agreement and General Release of All Claims, have been advised of my right to consult with an attorney regarding such Agreement and have considered carefully every provision of the Agreement, and that after having engaged in those actions, I prefer to and have requested that I enter into the Agreement prior to the expiration of the 45-day period.

Dated:

Rohan F. Hastie

Dated:

Witness: